                                                                 Exhibit 99(iii)

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                             NACCO HOUSEWARES GROUP

                                                                                      (UNAUDITED)
                                                                                Year Ended December 31
                                                                   --------------------------------------------------
                                                                        1998              1997             1996
                                                                   ----------------  ---------------  ---------------
                                                                                      (In millions)
Revenues                                                               $    537.6        $    495.8       $    463.7

Cost of sales                                                               422.0             393.0            363.2
                                                                   ---------------   ---------------  ---------------

GROSS PROFIT                                                                115.6             102.8            100.5

Selling, general and administrative expenses                                 74.8              72.6             69.2
Amortization of goodwill                                                      3.0               4.1              3.9
Restructuring charge                                                          3.2               ---              ---
                                                                   ---------------   ---------------  ---------------

OPERATING PROFIT                                                             34.6              26.1             27.4

Other income (expense)
    Interest expense                                                         (7.0)             (7.3)            (7.1)
    Other - net                                                               (.8)              (.2)             (.3)
                                                                   ---------------   ---------------  ---------------
                                                                             (7.8)             (7.5)            (7.4)
                                                                   ---------------   ---------------  ---------------

INCOME BEFORE INCOME TAXES                                                   26.8              18.6             20.0

Provision for income taxes                                                   11.6               8.1              7.8
                                                                   ---------------   ---------------  ---------------

NET INCOME                                                              $    15.2        $     10.5       $     12.2
                                                                   ===============   ===============  ===============

Other Comprehensive Income
    Foreign currency translation adjustment                                   (.4)              (.3)            ---
    Minimum pension liability adjustment, net of ($0.2)
tax in 1998; $0.2 tax in 1997; $1.3 tax in 1996                               (.3)               .4              2.1
                                                                   ---------------   ---------------  ---------------

COMPREHENSIVE INCOME                                                    $    14.5        $     10.6       $     14.3
                                                                   ===============   ===============  ===============



                          CONSOLIDATED BALANCE SHEETS
                             NACCO HOUSEWARES GROUP

                                                                                                 (UNAUDITED)
                                                                                                 December 31
                                                                                      ----------------------------------
                                                                                           1998              1997
                                                                                      ----------------  ----------------
                                                                                                (In millions)
       ASSETS
       CURRENT ASSETS
         Cash and cash equivalents                                                          $     4.4        $      2.1
         Accounts receivable, net of allowances of $9.8 and $8.7                                 78.6              77.3
         Inventories                                                                             78.0              63.8
         Prepaid expenses and other                                                              13.6              12.8
                                                                                            ---------        ----------
                                                                                                174.6             156.0


       PROPERTY, PLANT AND EQUIPMENT, NET                                                        60.8              58.2



       DEFERRED CHARGES
         Goodwill, net                                                                           93.2              96.3
         Deferred income taxes                                                                    5.4               5.1
                                                                                            ---------        ----------
                                                                                                 98.6             101.4



       OTHER ASSETS                                                                                .1                .1
                                                                                            ---------        ----------



           TOTAL ASSETS                                                                      $  334.1        $    315.7
                                                                                            =========        ==========

                          CONSOLIDATED BALANCE SHEETS
                             NACCO HOUSEWARES GROUP



                                                                                                    (UNAUDITED)
                                                                                                    December 31
                                                                                         ----------------------------------
                                                                                              1998              1997
                                                                                         ----------------  ----------------
                                                                                                   (In millions)

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable                                                                              $   34.6        $     40.8
  Intercompany accounts payable                                                                      4.7               7.1
  Revolving credit agreements                                                                       25.5               7.3
  Current maturities of long-term debt                                                                .1                .1
  Accrued Income taxes                                                                               1.4                .6
  Accrued payroll                                                                                   13.4              11.9
  Other current liabilities                                                                         26.3              21.6
                                                                                            ------------      ------------
                                                                                                   106.0              89.4

LONG-TERM DEBT - not guaranteed by
  the parent company                                                                                70.3              78.4


SELF-INSURANCE RESERVES AND OTHER                                                                    7.7              10.0

STOCKHOLDER'S EQUITY
  Common stock (100 shares issued and outstanding at $1 par value)                                   ---               ---
  Capital in excess of par value                                                                   160.6             160.6
  Retained deficit                                                                                  (7.8)            (20.7)
  Accumulated other comprehensive income:
     Foreign currency translation adjustment                                                        (2.4)             (2.0)
     Minimum pension liability adjustment                                                            (.3)              ---
                                                                                            ------------      ------------
                                                                                                   150.1             137.9
                                                                                            ------------      ------------


    TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                                  $  334.1        $    315.7
                                                                                            ============      ============


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             NACCO HOUSEWARES GROUP

                                                                                              (UNAUDITED)
                                                                                        Year Ended December 31
                                                                          ----------------------------------------------------
                                                                               1998              1997              1996
                                                                          ----------------  ----------------  ----------------
                                                                                             (In millions)
OPERATING ACTIVITIES
    Net income                                                                  $    15.2        $     10.5        $     12.2
    Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation, depletion and amortization                                       16.7              21.0              20.1
      Deferred income taxes                                                          (1.8)             (1.0)             (3.2)
      Other non-cash items                                                            (.8)              (.6)             (3.6)
    Working capital changes:
      Accounts receivable                                                            (1.2)            (17.2)              5.2
      Inventories                                                                   (14.2)              (.1)              9.3
      Other current assets                                                             .2              (3.8)              (.5)
    Intercompany accounts payable                                                    (3.9)               .5               4.6
    Accounts payable and other liabilities                                             .5              20.9              10.0
                                                                          ----------------  ----------------  ----------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                                        10.7              30.2              54.1
                                                                          ----------------  ----------------  ----------------

INVESTING ACTIVITIES
    Expenditures for property, plant and equipment                                  (16.8)            (18.3)            (16.2)
    Proceeds from the sale of other assets                                             .2               ---                .5
    Acquisitions of businesses                                                        ---               ---             (33.6)
                                                                          ----------------  ----------------  ----------------
    NET CASH USED FOR INVESTING ACTIVITIES                                          (16.6)            (18.3)            (49.3)
                                                                          ----------------  ----------------  ----------------

FINANCING ACTIVITIES
    Additions to (reductions of) long-term debt
      and revolving credit agreements                                                10.1              (8.8)              6.9
    Cash dividends paid                                                              (2.3)             (3.8)            (10.0)
    Other-net                                                                          .8               2.6              (1.6)
                                                                          ----------------  ----------------  ----------------
    NET CASH USED FOR FINANCING ACTIVITIES                                            8.6             (10.0)             (4.7)
                                                                          ----------------  ----------------  ----------------

    Effect of exchange rate changes on cash                                           (.4 )             (.3 )             ---
                                                                          ----------------  ----------------  ----------------

CASH AND CASH EQUIVALENTS
    Increase (decrease) for the year                                                  2.3               1.6                .1
    Balance at the beginning of the year                                              2.1                .5                .4
                                                                          ----------------  ----------------  ----------------
    BALANCE AT THE END OF THE YEAR                                              $     4.4        $      2.1        $       .5
                                                                          ================  ================  ================


                 CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                             NACCO HOUSEWARES GROUP

                                                                                           (UNAUDITED)
                                                                                      Year Ended December 31
                                                                        ---------------------------------------------------
                                                                             1998              1997              1996
                                                                        ----------------  ---------------   ---------------
                                                                                          (In millions)
COMMON STOCK
  Beginning balance                                                          $      ---       $      ---        $      ---
                                                                        ----------------  ---------------   ---------------
                                                                                    ---              ---               ---
                                                                        ----------------  ---------------   ---------------

CAPITAL IN EXCESS OF PAR VALUE
  Beginning balance                                                               160.6            160.6             154.3
  Dividend paid for acquisition of shares                                           ---              ---               6.3
                                                                        ----------------  ---------------   ---------------
                                                                                  160.6            160.6             160.6
                                                                        ----------------  ---------------   ---------------

RETAINED EARNINGS
  Beginning balance                                                               (20.7)           (27.4)              4.0
  Dividend paid for acquisition of shares                                           ---              ---             (33.6)
  Dividends                                                                        (2.3)            (3.8)            (10.0)
  Net income                                                                       15.2             10.5              12.2
                                                                        ----------------  ---------------   ---------------
                                                                                   (7.8)           (20.7)            (27.4)
                                                                        ----------------  ---------------   ---------------

ACCUMULATED OTHER COMPREHENSIVE INCOME
  Beginning balance                                                                (2.0)            (2.1)             (4.2)
  Foreign currency translation adjustment                                           (.4)             (.3)             ---
  Minimum pension liability adjustment                                              (.3)              .4               2.1
                                                                        ----------------  ---------------   ---------------
                                                                                   (2.7)            (2.0)             (2.1)
                                                                        ----------------  ---------------   ---------------
    TOTAL STOCKHOLDER'S EQUITY                                               $    150.1       $    137.9        $    131.1
                                                                        ================  ===============   ===============

